Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Jayrald Rabago	Media Contact:	Tim Sakahara
	Senior Strategic Financial Officer		Corporate Communications Manager
	(808) 544-3556		(808) 544-5125
	jayrald.rabago@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS THIRD QUARTER 2025 EARNINGS OF $18.6 MILLION

3rd Quarter Highlights:
•Net income of $18.6 million, or $0.69 per diluted share.
•Adjusted net income (non-GAAP), excluding $1.5 million in pre-tax expenses related to the consolidation of the Company's operations center, was $19.7 million, or $0.73 per diluted share.
•Return on average assets of 1.01%; return on average equity of 12.89%
•Net interest margin of 3.49%, increased by 5 bps from 3.44% in the prior quarter
•Total loans of $5.37 billion, increased by $77.4 million from the prior quarter
•Total deposits of $6.58 billion, increased by $32.7 million from the prior quarter
•Repurchased 78,255 shares of common stock at a total cost of $2.3 million during the quarter, and 258,648 shares at a total cost of $7.0 million year-to-date
Other Highlights:
•Central Pacific partnered with The Kyoto Shinkin Bank to expand its presence in Japan by fostering relationship-building opportunities among small to mid-sized customers of both institutions
•Central Pacific to redeem $55.0 million in subordinated notes at par during the fourth quarter
•CPF Board of Directors approved an increase in the quarterly cash dividend to $0.28 per share

HONOLULU, HI, October 29, 2025 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income of $18.6 million, or $0.69 per fully diluted earnings share ("EPS"), for the third quarter of 2025. This compares to net income of $18.3 million, or EPS of $0.67, in the prior quarter and $13.3 million, or EPS of $0.49, in the same quarter last year. Results for the third quarter of 2025 included $1.5 million in pre-tax expenses related to the consolidation of the Company's former operations center into its main office. Excluding this item, adjusted net income (non-GAAP) for the third quarter of 2025 was $19.7 million, or EPS (non-GAAP) of $0.73.

"Central Pacific delivered another strong quarter, highlighted by continued margin expansion, solid earnings, and growth in both loans and deposits," said Arnold Martines, Chairman, President and CEO. "Our net interest margin increased to 3.49%, reflecting disciplined balance sheet management and improved asset yields. With our strong earnings and capital position, in the fourth quarter we will redeem our subordinated debt and increase our quarterly cash dividend. Additionally, our new partnership with Kyoto Shinkin Bank marks an exciting step forward in deepening Hawaii–Japan business ties and expanding our international reach. These

Central Pacific Financial Reports Third Quarter 2025 Earnings of $18.6 Million

achievements reflect our continued positive momentum and commitment to providing exceptional service to our customers, and delivering long-term value to our shareholders."

Earnings Highlights
Net interest income for the third quarter of 2025 totaled $61.3 million, which increased by $1.5 million, or 2.5% from the prior quarter, and increased by $7.5 million, or 13.8%, compared to the same quarter last year. Net interest margin ("NIM") for the third quarter of 2025 was 3.49%, an increase of 5 basis points ("bp" or "bps") from the prior quarter, and an increase of 42 bps from the same quarter last year. The sequential quarter increase in net interest income and NIM was primarily driven by higher average yields earned on loans, up 5 bps, and investment securities, up 3 bps, partially offset by a 2 bps increase in average rates paid on interest-bearing deposits.

The Company recorded a provision for credit losses of $4.2 million in the third quarter of 2025, compared to a provision of $5.0 million in the prior quarter, and a provision of $2.8 million in the same quarter last year. The current quarter provision for credit losses included $3.4 million for credit losses on loans and $0.8 million for off-balance sheet exposures. The decrease from prior quarter was primarily driven by lower net charge-offs.

Other operating income for the third quarter of 2025 totaled $13.5 million, compared to $13.0 million in the prior quarter, and $12.7 million in the same quarter last year. The increase was largely driven by a $0.5 million increase in investment services income, included in other service charges and fees.

Other operating expense for the third quarter of 2025 totaled $47.0 million, compared to $43.9 million in the prior quarter, and $46.7 million in the same quarter last year. The increase was primarily attributable to higher salaries and employee benefits of $2.1 million related to incentive accruals and commissions, and $1.5 million in one-time expenses related to the operations center consolidation.

The efficiency ratio was 62.84% in the third quarter of 2025, compared to 60.36% in the prior quarter and 70.12% in the same quarter last year. Excluding the $1.5 million in expenses related to the operations center consolidation, the adjusted efficiency ratio (non-GAAP) was 60.81% for the third quarter of 2025.

The effective tax rate for the third quarter of 2025 was 21.4%, compared to 23.5% in the prior quarter, and 22.0% in the same quarter last year. The decrease in the Company's effective tax rate in the third quarter of 2025 was primarily attributable to the impact of the donation of real estate in connection with the consolidation of its operations center, and an increase in projected tax-exempt income.

Balance Sheet Highlights
As of September 30, 2025, total assets were $7.42 billion, which increased by $51.9 million, or 0.7% from $7.37 billion at June 30, 2025, and an increase of $6.0 million, or 0.08% from $7.42 billion at September 30, 2024.

Total loans, net of deferred fees and costs, were $5.37 billion at September 30, 2025, which increased by $77.4 million, or 1.5% from $5.29 billion at June 30, 2025, and increased by $24.6 million, or 0.5% from $5.34 billion at September 30, 2024. The average yield earned on loans during the third quarter of 2025 was 5.01%, compared to 4.96% in the prior quarter and 4.89% in the same quarter last year.

Total deposits were $6.58 billion at September 30, 2025, which increased by $32.7 million or 0.5% from $6.54 billion at June 30, 2025, and decreased by $5.3 million, or 0.1% from $6.58 billion at September 30, 2024. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $5.98 billion at September 30, 2025. Core deposits increased by $24.6 million, or 0.4% from $5.96 billion at June 30, 2025, and increased by $15.2 million, or 0.3% from $5.97 billion at September 30, 2024. The average rate paid on total deposits during the third quarter of 2025 was 1.02%, compared to 1.02% in the prior quarter, and 1.32% in the same quarter last year.

Asset Quality
Nonperforming assets totaled $14.3 million, or 0.19% of total assets at September 30, 2025, compared to $14.9 million, or 0.20% of total assets at June 30, 2025 and $11.6 million, or 0.16% of total assets at September 30, 2024.

Net charge-offs in the third quarter of 2025 totaled $2.7 million, compared to net charge-offs of $4.7 million in the prior quarter, and net charge-offs of $3.6 million in the same quarter last year. The decrease in net charge-offs was primarily due to a $2.0 million full charge-off of a commercial and industrial loan during the second quarter of 2025. On an annualized basis, net charge-offs as a

Central Pacific Financial Reports Third Quarter 2025 Earnings of $18.6 Million

percentage of average loans was 0.20% in the third quarter of 2025, compared to 0.35% in the prior quarter, and 0.27% in the same quarter last year.

The allowance for credit losses on loans was 1.13% of total loans as of September 30, 2025, compared to 1.13% at June 30, 2025, and 1.15% at September 30, 2024.

Capital
Total shareholders' equity at September 30, 2025 was $588.1 million, compared to $568.9 million at June 30, 2025 and $543.7 million at September 30, 2024.

During the third quarter of 2025, the Company repurchased 78,255 shares of common stock at a total cost of $2.3 million, or an average price of $29.95 per share. As of September 30, 2025, $23.0 million remained available under the Company's share repurchase authorization.

The Company's regulatory capital ratios remained strong, with leverage ratio of 9.7%, a Common Equity Tier 1 ratio of 12.6%, a Tier 1 risk-based capital ratio of 13.5%, and a total risk-based capital ratio of 15.7% at September 30, 2025.

On October 1, 2025, the Company notified holders of its 4.75% fixed-to-floating rate subordinated notes due 2030, that it would be redeeming the notes in full on the November 1, 2025 call date. These notes, which currently total $55.0 million in principal outstanding, will be redeemed at par.

On October 28, 2025, the Board of Directors declared a quarterly cash dividend of $0.28 per share. The dividend represents an increase of 3.7% from $0.27 per share in the third quarter of 2025 and will be payable on December 15, 2025, to shareholders of record as of November 28, 2025.

Strategic Partnership
On October 6, 2025, Central Pacific Bank ("CPB") entered into a strategic partnership with The Kyoto Shinkin Bank ("KSB"), with the signing of a Memorandum of Understanding, to create a stronger economic bridge between Hawaii and Japan. The partnership will expand business opportunities and connect customers of both institutions across the Pacific for the benefit of both banks.

Conference Call
The Company's management will host a conference call today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss its third quarter of 2025 financial results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-800-715-9871 and entering the conference ID: 6299769.

A replay of the call will be available through November 28, 2025, by dialing 1-800-770-2030 and entering the same conference ID: 6299769, and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.42 billion in assets as of September 30, 2025. Its primary subsidiary, Central Pacific Bank, operates 27 branches and 55 ATMs in the State of Hawaii. Central Pacific Financial Corp. is listed on the New York Stock Exchange under the symbol "CPF." For additional information, please visit: cpb.bank.

**********

Central Pacific Financial Reports Third Quarter 2025 Earnings of $18.6 Million

Forward-Looking Statements
This document may contain forward-looking statements ("FLS") concerning, among other things: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, net interest income, capital position, credit losses, net interest margin, or other financial items. These statement may also include the plans, objectives, and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services, and regulatory developments or actions. In addition, such statements may address anticipated economic performance, the expected impact of business initiatives, and the assumptions underlying any of the foregoing.

Words such as "believe," "plan," "anticipate," "aim," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may," and other similar expressions are intended to identify FLS, although such terminology is not the exclusive means of doing so.

While we believe that our FLS and their underlying assumptions are reasonably based, such statements are inherently subject to risks and uncertainties that may cause actual results to differ materially from expectations. Factors that may lead to such differences, include, but are not limited to: the persistence or resurgence of inflationary pressures in the United States and our market areas, and their effect on market interest rates, economic conditions, and credit quality; the impact of the current U.S. administration’s economic policies, including potential international tariffs, and other cost cutting initiatives; the adverse effects of bank failures on customer confidence, deposit behavior, liquidity, and regulatory responses; the effects of pandemics, epidemics, and other public health emergencies, including their impact on Hawaii's tourism and construction sectors and on our borrowers, customers, vendors and employees; supply chain disruptions, labor contract disputes, strikes; adverse trends in the real estate or construction industries, including rising inventory levels or declining property values; deterioration in borrowers' financial performance leading to increased loan delinquencies, asset quality issues, or loan losses; the impact of local, national, and international economic conditions and natural disasters (such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, or earthquakes) on our markets and major industries within Hawaii; weakness in domestic economic conditions, including instability in the financial industry, deterioration in real estate markets, and declines in consumer or business confidence; revisions to estimates of reserve requirements under applicable regulatory and accounting standards; the impact of legislative and regulatory developments, including the Dodd-Frank Act, changing capital and consumer protection rules, and new regulations affecting our operations and competitiveness; legal and regulatory proceedings, including actual or threatened litigation and the efforts of governmental and regulatory exams and orders, as well as the costs of ongoing or potential compliance efforts; the effects of accounting standard changes adopted by regulatory agencies, the PCAOB, or the FASB, and the cost and resources associated with implementation; changes in trade, monetary, or fiscal policy, including actions by the Federal Reserve; market volatility and monetary fluctuations, including the transition away from the LIBOR Index; declines in our market capitalization or the price of our common stock; the effects and cost of acquisitions, dispositions, or strategic transactions we may make or evaluate; political instability, acts of war, terrorism, or other geopolitical conflicts; shifts in consumer spending, borrowing, and savings behaviors; technological changes and developments; cybersecurity incidents, data privacy breaches, or fraud involving us or third-party vendors; deficiencies in internal control over financial reporting or disclosure controls, and our ability to remediate them; increased competition among financial institutions and other financial service providers; our ability to achieve efficiency ratio improvement goals; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and related reputational or regulatory exposures; and risks related to the United States fiscal debt, deficit, and budget uncertainties.

For further information on factors that could cause actual results to differ materially from the expectations or projections expressed in our FLS, please refer to the Company's filings with the U.S. Securities and Exchange Commission, including the Company's most recent Forms 10-Q and 10-K, particularly, the discussion of "Risk Factors" set forth therein.

We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances occurring after the date on which such statements are made, or to reflect the occurrence of unanticipated events, except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
except for per share amounts)	2025	2025	2025	2024	2024	2025	2024
CONDENSED INCOME STATEMENT
Net interest income	$61,301	$59,796	$57,699	$55,774	$53,851	$178,796	$155,959
Provision for credit losses	4,157	4,987	4,172	818	2,833	13,316	9,008
Total other operating income	13,507	13,013	11,096	2,624	12,734	37,616	36,099
Total other operating expense	47,009	43,946	42,072	44,177	46,687	133,027	128,414
Income tax expense	5,068	5,605	4,791	2,058	3,760	15,464	12,569
Net income	18,574	18,271	17,760	11,345	13,305	54,605	42,067
Basic earnings per share	$0.69	$0.68	$0.66	$0.42	$0.49	$2.02	$1.55
Diluted earnings per share	0.69	0.67	0.65	0.42	0.49	2.01	1.55
Dividends declared per share	0.27	0.27	0.27	0.26	0.26	0.81	0.78

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	1.01%	1.00%	0.96%	0.62%	0.72%	0.99%	0.76%
Return on average equity (ROE) [1]	12.89	13.04	13.04	8.37	10.02	12.99	10.91
Average equity to average assets	7.85	7.66	7.37	7.35	7.23	7.63	6.97
Efficiency ratio [2]	62.84	60.36	61.16	75.65	70.12	61.47	66.86
Net interest margin (NIM) [1]	3.49	3.44	3.31	3.17	3.07	3.41	2.95
Dividend payout ratio [3]	39.13	40.30	41.54	61.90	53.06	40.30	50.32

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,332,656	$5,307,946	$5,311,610	$5,315,802	$5,330,810	$5,317,481	$5,372,247
Average interest-earning assets	7,011,753	6,985,097	7,054,488	7,052,296	7,022,910	7,016,957	7,065,075
Average assets	7,341,281	7,314,144	7,388,783	7,377,398	7,347,403	7,347,895	7,378,479
Average deposits	6,509,692	6,503,463	6,561,100	6,546,616	6,535,422	6,524,563	6,579,174
Average interest-bearing liabilities	4,807,225	4,807,669	4,914,398	4,906,623	4,904,460	4,842,703	4,941,530
Average equity	576,531	560,248	544,888	542,135	530,928	560,671	513,914

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total other operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2025	2025	2025	2024	2024
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage ratio	9.7%	9.6%	9.4%	9.3%	9.5%
Common equity tier 1 capital ratio	12.6	12.6	12.4	12.3	12.1
Tier 1 risk-based capital ratio	13.5	13.5	13.4	13.2	13.1
Total risk-based capital ratio	15.7	15.8	15.6	15.4	15.3

Central Pacific Bank
Leverage ratio	10.2	10.1	9.8	9.7	9.8
Common equity tier 1 capital ratio	14.1	14.1	14.0	13.8	13.6
Tier 1 risk-based capital ratio	14.1	14.1	14.0	13.8	13.6
Total risk-based capital ratio	15.3	15.3	15.2	14.9	14.8

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands, except for per share amounts)	2025	2025	2025	2024	2024
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,367,202	$5,289,809	$5,334,547	$5,332,852	$5,342,609
Total assets	7,421,478	7,369,567	7,405,239	7,472,096	7,415,430
Total deposits	6,577,684	6,544,989	6,596,048	6,644,011	6,583,013
Long-term debt	131,527	131,466	131,405	156,345	156,284
Total equity	588,066	568,874	557,376	538,385	543,725
Total equity to total assets	7.92%	7.72%	7.53%	7.21%	7.33%
Tangible common equity to tangible assets [4]	7.92%	7.72%	7.53%	7.21%	7.31%

ASSET QUALITY
Allowance for credit losses (ACL)	$60,393	$59,611	$60,469	$59,182	$61,647
Nonaccrual loans	14,319	14,895	11,085	11,018	11,597
Non-performing assets (NPA)	14,319	14,895	11,085	11,018	11,597
Ratio of ACL to total loans	1.13%	1.13%	1.13%	1.11%	1.15%
Ratio of NPA to total assets	0.19%	0.20%	0.15%	0.15%	0.16%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$21.86	$21.08	$20.60	$19.89	$20.09
Closing market price per common share	30.34	28.03	27.04	29.05	29.51

[4] The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 10.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands, except share data)	2025	2025	2025	2024	2024
ASSETS
Cash and due from financial institutions	$102,859	$110,935	$106,670	$77,774	$100,064
Interest-bearing deposits in other financial institutions	207,034	206,035	170,226	303,167	226,505
Investment securities:
Debt securities available-for-sale, at fair value	758,683	765,213	780,379	737,658	723,453
Debt securities held-to-maturity, at amortized cost; fair value of: $500,859 at September 30, 2025, $499,833 at June 30, 2025, $511,717 at March 31, 2025, $506,681 at December 31, 2024, and $546,990 at September 30, 2024	570,886	580,476	589,688	596,930	606,117
Total investment securities	1,329,569	1,345,689	1,370,067	1,334,588	1,329,570
Loans held for sale	1,557	—	2,788	5,662	1,609
Loans, net of deferred fees and costs	5,367,202	5,289,809	5,334,547	5,332,852	5,342,609
Less: allowance for credit losses	(60,393)	(59,611)	(60,469)	(59,182)	(61,647)
Loans, net of allowance for credit losses	5,306,809	5,230,198	5,274,078	5,273,670	5,280,962
Premises and equipment, net	100,992	103,657	103,490	104,342	104,575
Accrued interest receivable	25,232	23,518	24,743	23,378	23,942
Investment in unconsolidated entities	52,987	49,370	50,885	52,417	54,836
Mortgage servicing rights	8,459	8,436	8,418	8,473	8,513
Bank-owned life insurance	179,743	177,639	176,846	176,216	175,914
Federal Home Loan Bank of Des Moines ("FHLB") and Federal Reserve Bank ("FRB") stock	25,215	24,816	24,163	6,929	6,929
Right-of-use lease assets	25,570	30,693	29,829	30,824	32,192
Other assets	55,452	58,581	63,036	74,656	69,819
Total assets	$7,421,478	$7,369,567	$7,405,239	$7,472,096	$7,415,430
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,903,614	$1,938,226	$1,854,241	$1,888,937	$1,838,009
Interest-bearing demand	1,340,725	1,336,620	1,368,519	1,338,719	1,255,382
Savings and money market	2,292,881	2,242,122	2,316,416	2,329,170	2,336,323
Time	1,040,464	1,028,021	1,056,872	1,087,185	1,153,299
Total deposits	6,577,684	6,544,989	6,596,048	6,644,011	6,583,013
Long-term debt, net of unamortized debt issuance costs	131,527	131,466	131,405	156,345	156,284
Lease liabilities	26,288	31,981	31,057	32,025	33,807
Accrued interest payable	8,604	8,755	8,757	10,051	12,980
Other liabilities	89,309	83,502	80,596	91,279	85,621
Total liabilities	6,833,412	6,800,693	6,847,863	6,933,711	6,871,705
EQUITY
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 26,903,512 at September 30, 2025, 26,981,436 at June 30, 2025, 27,061,589 at March 31, 2025, 27,065,570 at December 31, 2024, and 27,064,501 at September 30, 2024	397,479	399,823	402,400	404,494	404,494
Additional paid-in capital	106,675	106,033	104,849	105,054	104,794
Retained earnings	175,968	164,676	153,692	143,259	138,951
Accumulated other comprehensive loss	(92,056)	(101,658)	(103,565)	(114,422)	(104,514)
Total equity	588,066	568,874	557,376	538,385	543,725
Total liabilities and equity	$7,421,478	$7,369,567	$7,405,239	$7,472,096	$7,415,430

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands, except per share data)	2025	2025	2025	2024	2024	2025	2024
Interest income:
Interest and fees on loans	$67,222	$65,668	$64,119	$65,482	$65,469	$197,009	$192,710
Interest and dividends on investment securities:
Taxable investment securities	9,776	9,871	9,801	8,626	8,975	29,448	24,652
Tax-exempt investment securities	709	709	708	723	551	2,126	1,804
Interest on deposits in other financial institutions	1,857	1,484	2,254	3,004	2,775	5,595	8,589
Dividend income on FHLB and FRB stock	395	388	324	125	127	1,107	384
Total interest income	79,959	78,120	77,206	77,960	77,897	235,285	228,139
Interest expense:
Interest on deposits:
Interest-bearing demand	490	443	452	686	484	1,385	1,473
Savings and money market	8,898	8,414	8,862	9,388	10,235	26,174	27,655
Time	7,410	7,616	8,107	9,881	11,040	23,133	36,203
Interest on FHLB advances and other short-term borrowings	—	—	—	—	—	—	1
Interest on long-term debt	1,860	1,851	2,086	2,231	2,287	5,797	6,848
Total interest expense	18,658	18,324	19,507	22,186	24,046	56,489	72,180
Net interest income	61,301	59,796	57,699	55,774	53,851	178,796	155,959
Provision for credit losses	4,157	4,987	4,172	818	2,833	13,316	9,008
Net interest income after provision for credit losses	57,144	54,809	53,527	54,956	51,018	165,480	146,951
Other operating income:
Mortgage banking income	958	744	597	913	822	2,299	2,475
Service charges on deposit accounts	2,330	2,124	2,147	2,251	2,167	6,601	6,405
Other service charges and fees	6,472	5,957	5,766	5,476	5,947	18,195	17,077
Income from fiduciary activities	1,547	1,501	1,624	1,430	1,447	4,672	4,331
Income from bank-owned life insurance	1,879	2,260	497	1,966	1,897	4,636	4,653
Net loss on sales of investment securities	(30)	—	—	(9,934)	—	(30)	—
Other	351	427	465	522	454	1,243	1,158
Total other operating income	13,507	13,013	11,096	2,624	12,734	37,616	36,099
Other operating expense:
Salaries and employee benefits	24,749	22,696	21,819	21,661	22,299	69,264	64,280
Net occupancy	4,598	4,253	4,392	4,192	4,612	13,243	13,809
Computer software	5,151	5,320	4,714	4,757	4,590	15,185	13,258
Legal and professional services	2,669	2,873	2,798	2,504	2,460	8,340	7,286
Equipment	867	950	1,082	904	972	2,899	2,977
Advertising	730	832	887	911	889	2,449	2,704
Communication	791	901	1,033	943	740	2,725	2,234
Other	7,454	6,121	5,347	8,305	10,125	18,922	21,866
Total other operating expense	47,009	43,946	42,072	44,177	46,687	133,027	128,414
Income before income taxes	23,642	23,876	22,551	13,403	17,065	70,069	54,636
Income tax expense	5,068	5,605	4,791	2,058	3,760	15,464	12,569
Net income	$18,574	$18,271	$17,760	$11,345	$13,305	$54,605	$42,067
Per common share data:
Basic earnings per share	$0.69	$0.68	$0.66	$0.42	$0.49	$2.02	$1.55
Diluted earnings per share	0.69	0.67	0.65	0.42	0.49	2.01	1.55
Cash dividends declared	0.27	0.27	0.27	0.26	0.26	0.81	0.78
Basic weighted average shares outstanding	26,968,163	26,988,169	27,087,154	27,065,047	27,064,035	27,014,059	27,054,737
Diluted weighted average shares outstanding	27,083,280	27,069,677	27,213,406	27,221,121	27,194,625	27,118,824	27,137,985

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$167,247	4.41%	$1,857	$134,270	4.43%	$1,484	$203,657	5.42%	$2,775
Investment securities:
Taxable	1,348,314	2.90	9,776	1,379,213	2.86	9,871	1,340,347	2.68	8,975
Tax-exempt [1]	138,470	2.59	898	139,103	2.58	897	141,168	1.98	697
Total investment securities	1,486,784	2.87	10,674	1,518,316	2.84	10,768	1,481,515	2.61	9,672
Loans, including loans held for sale	5,332,656	5.01	67,222	5,307,946	4.96	65,668	5,330,810	4.89	65,469
FHLB and FRB stock	25,066	6.30	395	24,565	6.33	388	6,928	7.31	127
Total interest-earning assets	7,011,753	4.55	80,148	6,985,097	4.49	78,308	7,022,910	4.43	78,043
Noninterest-earning assets	329,528			329,047			324,493
Total assets	$7,341,281			$7,314,144			$7,347,403

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,358,837	0.14%	$490	$1,357,049	0.13%	$443	$1,267,135	0.15%	$484
Savings and money market deposits	2,293,452	1.54	8,898	2,275,799	1.48	8,414	2,298,853	1.77	10,235
Time deposits up to $250,000	437,192	2.28	2,509	439,738	2.32	2,546	534,497	3.15	4,238
Time deposits over $250,000	586,251	3.32	4,901	603,652	3.37	5,070	647,728	4.18	6,802
Total interest-bearing deposits	4,675,732	1.43	16,798	4,676,238	1.41	16,473	4,748,213	1.82	21,759
Long-term debt	131,493	5.61	1,860	131,431	5.65	1,851	156,247	5.82	2,287
Total interest-bearing liabilities	4,807,225	1.54	18,658	4,807,669	1.53	18,324	4,904,460	1.95	24,046
Noninterest-bearing deposits	1,833,960			1,827,225			1,787,209
Other liabilities	123,565			119,002			124,806
Total liabilities	6,764,750			6,753,896			6,816,475
Total equity	576,531			560,248			530,928
Total liabilities and equity	$7,341,281			$7,314,144			$7,347,403

Net interest income (taxable-equivalent)			61,490			59,984			53,997
Taxable-equivalent adjustment			(189)			(188)			(146)
Net interest income (GAAP)			$61,301			$59,796			$53,851

Interest rate spread		3.01%			2.96%			2.48%

Net interest margin (taxable-equivalent)		3.49%			3.44%			3.07%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Nine Months Ended			Nine Months Ended
	September 30, 2025			September 30, 2024
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$169,066	4.42%	$5,595	$210,464	5.45%	$8,589
Investment securities:
Taxable	1,367,968	2.87	29,448	1,333,394	2.47	24,652
Tax-exempt [1]	139,050	2.58	2,691	142,085	2.14	2,284
Total investment securities	1,507,018	2.84	32,139	1,475,479	2.43	26,936
Loans, including loans held for sale	5,317,481	4.95	197,009	5,372,247	4.79	192,710
FHLB and FRB stock	23,392	6.31	1,107	6,885	7.43	384
Total interest-earning assets	7,016,957	4.49	235,850	7,065,075	4.32	228,619
Noninterest-earning assets	330,938			313,404
Total assets	$7,347,895			$7,378,479

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,357,095	0.14%	$1,385	$1,279,256	0.15%	$1,473
Savings and money market deposits	2,304,708	1.52	26,174	2,246,478	1.64	27,655
Time deposits up to $250,000	444,726	2.37	7,887	544,823	3.22	13,125
Time deposits over $250,000	597,876	3.41	15,246	714,763	4.31	23,078
Total interest-bearing deposits	4,704,405	1.44	50,692	4,785,320	1.82	65,331
FHLB advances and other short-term borrowings	—	—	—	22	5.60	1
Long-term debt	138,298	5.60	5,797	156,188	5.86	6,848
Total interest-bearing liabilities	4,842,703	1.56	56,489	4,941,530	1.95	72,180
Noninterest-bearing deposits	1,820,158			1,793,854
Other liabilities	124,363			129,181
Total liabilities	6,787,224			6,864,565
Total equity	560,671			513,914
Total liabilities and equity	$7,347,895			$7,378,479

Net interest income (taxable-equivalent)			179,361			156,439
Taxable-equivalent adjustment			(565)			(480)
Net interest income (GAAP)			$178,796			$155,959

Interest rate spread		2.93%			2.37%

Net interest margin (taxable-equivalent)		3.41%			2.95%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2025	2025	2025	2024	2024
HAWAII:
Commercial and industrial	$464,797	$455,372	$461,020	$430,167	$411,209
Construction	176,067	172,382	159,081	145,182	134,043
Residential mortgage	1,839,535	1,851,690	1,870,239	1,892,520	1,897,919
Home equity	610,889	627,834	655,237	676,982	697,123
Commercial mortgage	1,169,568	1,161,244	1,174,573	1,165,060	1,157,625
Consumer	223,065	224,085	219,941	274,712	277,849
Total loans, net of deferred fees and costs	4,483,921	4,492,607	4,540,091	4,584,623	4,575,768
Less: Allowance for credit losses	(44,762)	(44,372)	(45,937)	(45,967)	(47,789)
Loans, net of allowance for credit losses	$4,439,159	$4,448,235	$4,494,154	$4,538,656	$4,527,979

U.S. MAINLAND: [1]
Commercial and industrial	$144,017	$152,758	$173,600	$176,769	$188,238
Construction	41,543	17,626	1,011	29	24,083
Commercial mortgage	443,619	379,279	377,866	335,620	312,685
Consumer	254,102	247,539	241,979	235,811	241,835
Total loans, net of deferred fees and costs	883,281	797,202	794,456	748,229	766,841
Less: Allowance for credit losses	(15,631)	(15,239)	(14,532)	(13,215)	(13,858)
Loans, net of allowance for credit losses	$867,650	$781,963	$779,924	$735,014	$752,983

TOTAL:
Commercial and industrial	$608,814	$608,130	$634,620	$606,936	$599,447
Construction	217,610	190,008	160,092	145,211	158,126
Residential mortgage	1,839,535	1,851,690	1,870,239	1,892,520	1,897,919
Home equity	610,889	627,834	655,237	676,982	697,123
Commercial mortgage	1,613,187	1,540,523	1,552,439	1,500,680	1,470,310
Consumer	477,167	471,624	461,920	510,523	519,684
Total loans, net of deferred fees and costs	5,367,202	5,289,809	5,334,547	5,332,852	5,342,609
Less: Allowance for credit losses	(60,393)	(59,611)	(60,469)	(59,182)	(61,647)
Loans, net of allowance for credit losses	$5,306,809	$5,230,198	$5,274,078	$5,273,670	$5,280,962

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2025	2025	2025	2024	2024
Noninterest-bearing demand	$1,903,614	$1,938,226	$1,854,241	$1,888,937	$1,838,009
Interest-bearing demand	1,340,725	1,336,620	1,368,519	1,338,719	1,255,382
Savings and money market	2,292,881	2,242,122	2,316,416	2,329,170	2,336,323
Time deposits up to $250,000	444,005	439,687	436,437	483,378	536,316
Core deposits	5,981,225	5,956,655	5,975,613	6,040,204	5,966,030
Other time deposits greater than $250,000	458,339	459,945	475,861	500,693	492,221
Government time deposits	138,120	128,389	144,574	103,114	124,762
Total time deposits greater than $250,000	596,459	588,334	620,435	603,807	616,983
Total deposits	$6,577,684	$6,544,989	$6,596,048	$6,644,011	$6,583,013

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets and Accruing Loans 90+ Days Past Due
(Unaudited)	TABLE 8

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2025	2025	2025	2024	2024
Nonaccrual loans:
Commercial and industrial	$357	$110	$531	$414	$376
Real estate:
Residential mortgage	11,413	12,327	9,199	9,044	9,680
Home equity	2,119	1,889	746	952	915
Commercial mortgage	—	—	—	—	—
Consumer	430	569	609	608	626
Total nonaccrual loans	14,319	14,895	11,085	11,018	11,597
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPAs")	14,319	14,895	11,085	11,018	11,597
Accruing loans 90+ days past due:
Real estate:
Residential mortgage	1,159	1,625	—	323	13
Home equity	—	21	87	78	135
Consumer	349	418	670	373	481
Total accruing loans 90+ days past due	1,508	2,064	757	774	629
Total NPAs and accruing loans 90+ days past due	$15,827	$16,959	$11,842	$11,792	$12,226

Ratio of total nonaccrual loans to total loans	0.27%	0.28%	0.21%	0.21%	0.22%
Ratio of total NPAs to total assets	0.19	0.20	0.15	0.15	0.16
Ratio of total NPAs to total loans and OREO	0.27	0.28	0.21	0.21	0.22
Ratio of total NPAs and accruing loans 90+ days past due to total loans and OREO	0.29	0.32	0.22	0.22	0.23

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$14,895	$11,085	$11,018	$11,597	$10,257
Additions	838	5,879	2,397	1,436	3,484
Reductions:
Payments	(286)	(585)	(614)	(763)	(602)
Return to accrual status	(821)	(861)	(558)	(71)	(354)
Charge-offs, valuation adjustments and other reductions	(307)	(623)	(1,158)	(1,181)	(1,188)
Total reductions	(1,414)	(2,069)	(2,330)	(2,015)	(2,144)
Balance at end of quarter	$14,319	$14,895	$11,085	$11,018	$11,597

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Allowance for credit losses ("ACL") on loans:
Balance at beginning of period	$59,611	$60,469	$59,182	$61,647	$62,225	$59,182	$63,934
Provision for credit losses on loans	3,440	3,810	3,905	1,353	3,040	11,155	9,609
Charge-offs:
Commercial and industrial	(1,071)	(2,858)	(580)	(1,113)	(663)	(4,509)	(1,864)
Real estate:
Residential mortgage	—	—	—	—	(99)	—	(383)
Consumer	(2,824)	(2,864)	(2,977)	(3,727)	(3,956)	(8,665)	(13,139)
Total charge-offs	(3,895)	(5,722)	(3,557)	(4,840)	(4,718)	(13,174)	(15,386)
Recoveries:
Commercial and industrial	204	195	171	158	158	570	378
Real estate:
Construction	—	3	—	—	—	3	—
Residential mortgage	8	7	10	11	8	25	25
Home equity	9	9	3	—	—	21	6
Consumer	1,016	840	755	853	934	2,611	3,081
Total recoveries	1,237	1,054	939	1,022	1,100	3,230	3,490
Net charge-offs	(2,658)	(4,668)	(2,618)	(3,818)	(3,618)	(9,944)	(11,896)
Balance at end of period	$60,393	$59,611	$60,469	$59,182	$61,647	$60,393	$61,647

Average loans, net of deferred fees and costs	$5,332,656	$5,307,946	$5,311,610	$5,315,802	$5,330,810	$5,317,481	$5,372,247
Ratio of annualized net charge-offs to average loans	0.20%	0.35%	0.20%	0.29%	0.27%	0.25%	0.30%
Ratio of ACL to total loans	1.13	1.13	1.13	1.11	1.15	1.13	1.15

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

To supplement its consolidated financial information, the Company utilizes certain non-GAAP financial measures. These measures are not intended to be considered in isolation or as a substitute for comparable GAAP results. The Company believes these non-GAAP financial measures provide meaningful insight to investors and other stakeholders in understanding its financial performance and position, by excluding certain transactions that may be non-recurring, non-operational, or not indicative of ongoing results. The Company believes that these non-GAAP measures offer a useful perspective for evaluating performance trends over time and are intended to support period-to-period comparisons. The Company believes they are valuable tools for both investors and management in assessing historical results and forecasting future performance.

Non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies. The following reconciling adjustments from GAAP to non-GAAP adjusted financial measures are limited to: (1) net pre-tax expenses of $1.5 million related to the consolidation of the Company's former operations center into its main office during the three months ended September 30, 2025, and (2) pre-tax expenses of $3.1 million related to the evaluation and assessment of a strategic opportunity during the three months ended September 30, 2024.

Management does not consider these transactions to be representative of the Company's core operating performance. The related income tax effects were calculated using an assumed effective tax rate of 23%.

	Three Months Ended
	September 30, 2025			September 30, 2024
(dollars in thousands,	GAAP	Non-GAAP	Non-GAAP	GAAP	Non-GAAP	Non-GAAP
except per share data)	Reported	Adjustment	Adjusted	Reported	Adjustment	Adjusted
Financial measures:
Net income	$18,574	$1,167	$19,741	$13,305	$2,362	$15,667
Diluted earnings per share ("EPS")	$0.69	$0.04	$0.73	$0.49	$0.09	$0.58
Efficiency ratio (non-GAAP)	62.84%	(2.03)%	60.81%	70.12%	(4.61)%	65.51%
Return on average assets ("ROA")	1.01%	0.07%	1.08%	0.72%	0.13%	0.85%
Return on average equity ("ROE")	12.89%	0.78%	13.67%	10.02%	1.73%	11.75%
As of September 30, 2025 and 2024:
Tangible common equity ("TCE") ratio (non-GAAP)	7.92%	0.02%	7.94%	7.31%	0.03%	7.34%

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
(dollars in thousands,			Non-GAAP			Non-GAAP
except per share data)	Reported	Adjustment	Adjusted	Reported	Adjustment	Adjusted
Financial measures:
Net income	$54,605	$1,167	$55,772	$42,067	$2,362	$44,429
EPS	$2.01	$0.05	$2.06	$1.55	$0.09	$1.64
Efficiency ratio (non-GAAP)	61.47%	(0.70)%	60.77%	66.86%	(1.60)%	65.26%
ROA	0.99%	0.02%	1.01%	0.76%	0.04%	0.80%
ROE	12.99%	0.26%	13.25%	10.91%	0.61%	11.52%
As of September 30, 2025 and 2024:
TCE ratio (non-GAAP)	7.92%	0.02%	7.94%	7.31%	0.03%	7.34%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10 (CONTINUED)

The following table presents a reconciliation of the non-GAAP adjusted net income and adjusted EPS for the periods indicated, excluding the reconciling adjustments discussed above.

	Three Months Ended		Nine Months Ended
(dollars in thousands, except per share data)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GAAP net income	$18,574	$13,305	$54,605	$42,067
Add: Expenses related to the consolidation of operations center	1,516	—	1,516	—
Add: Expenses related to a strategic opportunity	—	3,068	—	3,068
Non-GAAP pre-tax adjustments	1,516	3,068	1,516	3,068
Less: Income tax effect (assumes 23% ETR)	(349)	(706)	(349)	(706)
Non-GAAP adjustments, net of tax	1,167	2,362	1,167	2,362
Adjusted net income (non-GAAP)	$19,741	$15,667	$55,772	$44,429

Diluted weighted average shares outstanding	27,083,280	27,194,625	27,118,824	27,137,985

GAAP EPS	$0.69	$0.49	$2.01	$1.55
Add: Non-GAAP adjustments, net of tax	0.04	0.09	0.05	0.09
Adjusted EPS (non-GAAP)	$0.73	$0.58	$2.06	$1.64

A key measure of operating efficiency monitored by the Company is the efficiency ratio, which is derived from GAAP-based amounts. It is calculated by dividing total other operating expenses by total pre-provision revenue (defined as net interest income plus total other operating income). The Company believes that the efficiency ratio, a non-GAAP financial measure, provides a useful supplemental metric that enhances understanding of its business performance and operating efficiency. However, this ratio should not be viewed as a substitute for GAAP results and may not be comparable to similarly titled measures reported by other companies. The following table presents the Company's efficiency ratio and adjusted efficiency ratio for the periods indicated:

	Three Months Ended		Nine Months Ended
(dollars in thousands)	Sep 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Total other operating expense	$47,009	$46,687	$133,027	$128,414
Less: Expenses related to the consolidation of operations center	(1,516)	—	(1,516)	—
Less: Expenses related to a strategic opportunity	—	(3,068)	—	(3,068)
Non-GAAP other operating expense adjustments	(1,516)	(3,068)	(1,516)	(3,068)
Adjusted total other operating expense (non-GAAP)	$45,493	$43,619	$131,511	$125,346

Net interest income	$61,301	$53,851	$178,796	$155,959
Total other operating income	13,507	12,734	37,616	36,099
Total revenue	$74,808	$66,585	$216,412	$192,058

Efficiency ratio (non-GAAP)	62.84%	70.12%	61.47%	66.86%
Less: Non-GAAP pre-tax adjustments	(2.03)%	(4.61)%	(0.70)%	(1.60)%
Adjusted efficiency ratio (non-GAAP)	60.81%	65.51%	60.77%	65.26%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10 (CONTINUED)

The table below provides a recalculation of the non-GAAP adjusted ROA and adjusted ROE for the periods indicated, excluding the reconciling adjustments discussed above.

	Three Months Ended		Nine Months Ended
(dollars in thousands)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Average assets	$7,341,281	$7,347,403	$7,347,895	$7,378,479
Add: Non-GAAP adjustments, net of tax	1,167	2,362	389	787
Adjusted average assets (non-GAAP)	$7,342,448	$7,349,765	$7,348,284	$7,379,266

ROA	1.01%	0.72%	0.99%	0.76%
Add: Non-GAAP adjustments, net of tax	0.07	0.13	0.02	0.04
Adjusted ROA (non-GAAP)	1.08%	0.85%	1.01%	0.80%

Average equity	$576,531	$530,928	$560,671	$513,914
Add: Non-GAAP adjustments, net of tax	1,167	2,362	389	787
Adjusted average equity (non-GAAP)	$577,698	$533,290	$561,060	$514,701

ROE	12.89%	10.02%	12.99%	10.91%
Add: Non-GAAP adjustments, net of tax	0.78	1.73	0.26	0.61
Adjusted ROE (non-GAAP)	13.67%	11.75%	13.25%	11.52%

The table below presents the Tangible Common Equity ("TCE") ratio and adjusted TCE ratio, both of which are non-GAAP financial measures, as of the dates indicated. The TCE ratio is calculated by dividing tangible common equity by tangible assets.

(dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Total equity	$588,066	$568,874	$557,376	$538,385	$543,725
Less: Intangible assets	—	—	—	—	(1,390)
TCE	$588,066	$568,874	$557,376	$538,385	$542,335
Add: Non-GAAP adjustments, net of tax	1,167	—	—	10,011	2,362
Adjusted TCE (non-GAAP)	$589,233	$568,874	$557,376	$548,396	$544,697

Total assets	$7,421,478	$7,369,567	$7,405,239	$7,472,096	$7,415,430
Less: Intangible assets	—	—	—	—	(1,390)
Tangible assets	$7,421,478	$7,369,567	$7,405,239	$7,472,096	$7,414,040
Add: Non-GAAP adjustments, net of tax	1,167	—	—	10,011	2,362
Adjusted tangible assets (non-GAAP)	$7,422,645	$7,369,567	$7,405,239	$7,482,107	$7,416,402

TCE ratio (non-GAAP)	7.92%	7.72%	7.53%	7.21%	7.31%
Add: Non-GAAP adjustments, net of tax	0.02	—	—	0.12	0.03
Adjusted TCE ratio (non-GAAP)	7.94%	7.72%	7.53%	7.33%	7.34%